EXHIBIT 99.1

NEWS RELEASE

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Media contacts:	Financial analysts contact:
Gerald Hunter	Susan Kappes
(972) 855-3116	(972) 855-3729

Phil Hardwick
Mississippi Valley Gas Company
(601) 360-1462

Atmos Energy Corporation Completes
Acquisition of Mississippi Valley Gas Company

DALLAS (December 4, 2002)—Atmos Energy Corporation (NYSE: ATO) said that it completed its acquisition of Mississippi Valley Gas Company, Mississippi’s largest natural gas utility, on December 3. Atmos Energy paid consideration of approximately $75 million cash and $75 million in Atmos Energy common stock. Atmos Energy also repaid approximately $45 million of Mississippi Valley Gas’ long-term debt.

Atmos Energy said it expects the acquired operations to be slightly accretive to fiscal 2003 earnings, excluding any one-time charges related to the acquisition.

The transaction is Atmos Energy’s ninth major acquisition since 1986 and raises its number of natural gas utility customers to approximately 1.7 million.

“We are very pleased Mississippi Valley Gas is now part of Atmos Energy,” said Robert W. Best, chairman, president and chief executive officer of Atmos Energy Corporation. “Mississippi Valley Gas has a long history of excellence in customer service. We will honor that past as we help Mississippians build for their future. We thank the employees of Mississippi Valley Gas for their continued dedicated service and for their assistance in working with us to complete this transaction.”

Mississippi Valley Gas, based in Jackson, Mississippi, serves approximately 260,000 customers in 144 communities throughout 36 counties of Mississippi. Residential customers account for approximately 90 percent of its customer base and for 50 percent of its revenues. Mississippi Valley Gas operates a 5,500-mile distribution system and 335 miles of transmission pipeline. The utility owns two underground gas storage facilities, having a combined working gas capacity of 2.05 billion cubic feet.

Atmos Energy Corporation, headquartered in Dallas, is one of the largest natural gas distributors in the United States, serving about 1.7 million utility customers. Atmos Energy’s utility operations serve more than 1,000 small and medium-size communities in 12 states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy’s nonutility operations, organized under Atmos Energy Holdings, operate in 18 states. They provide natural gas marketing and procurement services to industrial, commercial and municipal customers, manage company-owned natural gas storage and pipeline assets, construct small electric generating plants for industrial and municipal customers, and hold an indirect equity interest in Heritage Propane Partners, L.P., the fourth-largest U.S. propane marketer. For more information, visit atmosenergy.com.

Forward-Looking Statements

The matters discussed or incorporated by reference in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the Company’s other documents or oral presentations, the words “anticipate,” “expect,” “estimate,” “plans,” “believe,” “objective,” “forecast,” “goal” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements relating to the Company’s earnings per share projections, operations, markets, services, rates, recovery of costs, availability of gas supply and other factors. A discussion of these risks and uncertainties may be found in the Company’s Form 10-K for the year ended September 30, 2002. Although the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

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